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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                     -------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): January 14, 2003


                                  OMTOOL, LTD.
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                       0-22871                  02-0447481
(State or Other Jurisdiction          (Commission             (I.R.S. Employer
     of Incorporation)                 File Number)          Identification No.)


          8A INDUSTRIAL WAY
              SALEM, NH                                             03079
(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (603) 898-8900

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ITEM 5.  OTHER EVENTS.

       At a special meeting of stockholders of the Company held on January 14, 2003, an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company's common stock was approved by the holders of a majority of the outstanding shares of the Company's common stock, and has been filed with the Secretary of State of Delaware. The Company's Board of Directors set the reverse split ratio at one-for-seven (1-for-7). As a result of the reverse stock split, every seven (7) shares of common stock will be combined into one share of common stock, and the total number of issued and outstanding shares of common stock will be reduced to approximately 1,744,541 shares.

       The press release announcing the approval of the reverse stock split and the determination of the reverse stock split ratio is attached hereto as Exhibit
99.1 and is hereby incorporated by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

       (a)  Financial Statements of Business Acquired: None required.

       (b)  Pro Forma Financial Information: None required.

       (c)  EXHIBITS:


            99.1   Press Release of the Company, dated January 14, 2003


                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         OMTOOL, LTD.


Date: January 15, 2003                   By: /s/ TIMOTHY P. LOSIK
                                            ------------------------------------
                                            Timothy P. Losik
                                            Vice President, Chief Financial
                                            Officer, Chief Operating Officer,
                                            Secretary and Treasurer


                                  EXHIBIT INDEX


EXHIBIT NO.     DESCRIPTION OF EXHIBIT
-----------     ----------------------

   99.1         Press Release of the Company, dated January 14, 2003